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CONSENT OF INDEPENDENT AUDITORS


We consent to the incorporation by reference in this Post-Effective Amendment No. 88 to Registration Statement No. 2-10638 of Lord Abbett Affiliated Fund, Inc. on Form N-1A of our report dated December 20, 2000, appearing in the Annual Report to Shareholders of Lord Abbett Affiliated Fund, Inc. for the year ended October 31, 2000 and to the references to us under the captions "Financial Highlights" in the Prospectus and "Independent Auditors" and "Financial Statements" in the Statement of Additional Information, both of which are part of such Registration Statement.

Deloitte & Touche LLP
New York, New York
February  26, 2001